UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective April 17, 2026 (the “Closing Date”), CVB Financial Corp., a California corporation (“CVBF” or the “Company”) completed its previously announced acquisition of Heritage Commerce Corp, a California corporation (“Heritage”), in accordance with the terms and conditions of that certain Agreement and Plan of Reorganization and Merger, dated as of December 17, 2025, by and between CVBF and Heritage (the “Merger Agreement”). On the Closing Date, Heritage merged with and into CVBF, with CVBF being the surviving entity (the “Merger”). Immediately thereafter, Heritage’s wholly-owned banking subsidiary, Heritage Bank of Commerce, a California banking corporation (“Heritage Bank”) merged with and into CVBF’s wholly-owned banking subsidiary, Citizens Business Bank, National Association (“Citizens”), with Citizens being the surviving bank (the “Bank Merger” and with the “Merger”, the “Mergers”)

Pursuant to the Merger Agreement, each share of Heritage’s common stock outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was cancelled and converted into the right to receive 0.65 shares of CVBF’s common stock (the “Merger Consideration,” and such exchange ratio, the “Exchange Ratio”). In addition, at the Effective Time, (i) each unexercised and outstanding Heritage option award, whether vested or unvested, was cashed out and option holders received per option share the positive excess, if any, of (a) the applicable cashout price of such Heritage option award (calculated as an amount, rounded to the nearest cent, equal to the product of (x) $19.28, which was the 20-day volume weighted average closing price of a share of CVBF common stock as of the fifth business day prior to the Closing Date, and (y) the Exchange Ratio), over (b) the exercise price per option share, less applicable withholding taxes; (ii) Heritage restricted stock awards, Heritage restricted stock unit awards, interim Heritage restricted stock unit awards granted to Heritage employees in March 2026 (the “Interim Heritage RSUs”) and held by Heritage employees who are not continuing with CVBF, and Heritage performance-based restricted stock unit awards outstanding as of the Effective Time were accelerated and vested in full at the Effective Time (in the case of any performance-based restricted stock unit award, at the target number of shares subject to such award), and such Heritage stock awards, net of applicable withholding taxes, were converted into and became exchanged for the Merger Consideration; (iii) outstanding Interim Heritage RSUs held by Heritage employees who are continuing with CVBF as of the Effective Time, were substituted with CVBF restricted stock unit awards on substantially the same terms and conditions as such Interim Heritage RSUs, as adjusted for the Exchange Ratio, under CVBF’s 2018 Equity Incentive Plan, as amended.

As a result of the Merger, CVBF issued approximately 41 million shares of CVBF common stock to former Heritage shareholders. The issuance of shares of CVBF common stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-293102) filed by CVBF with the Securities and Exchange Commission (the “Commission”) and declared effective on February 12, 2026.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President to CVBF and Citizens

Effective as of the Closing Date, and as previously announced, Mr. R. Clay Jones, age 56, was appointed to the position of President of CVBF and Citizens, respectively.

Mr. Jones served as President and Chief Executive Officer of Heritage and Heritage Bank starting in September 2022 until consummation of the Mergers. Previously, he served as President and Chief Operating Officer of Heritage from December 2021, after joining Heritage Bank as Executive Vice President and President of the Community Business Banking Group in October 2019. Mr. Jones was formerly the President of Presidio Bank, assuming this position in July 2018, after joining Presidio Bank in 2010 as Executive Vice President and Mid-Peninsula Market President. Prior to his service at Presidio Bank, Mr. Jones served in various senior positions at financial institutions located in California, including as the organizing and initial President and Chief Executive Officer of New Resource Bank. Mr. Jones received his Bachelor of Science degree in Business Administration from the University of the Pacific in Stockton, California.

There are no arrangements or understandings between Mr. Jones and any other persons pursuant to which he was selected as President of CVBF or Citizens except as described herein. There are also no family relationships between Mr. Jones and any director or executive officer of CVBF or Citizens, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Jones, Mr. David A. Brager, the current President and Chief Executive Officer of CVBF and Citizens, ceased serving as President of such entities, but continues to serve in the role of Chief Executive Officer of CVBF and Citizens, with Mr. Jones reporting to Mr. Brager.

Mr. Jones’ employment and compensation arrangements with CVBF and Citizens are set forth in his Employment Agreement dated April 17, 2026 (the “Jones Employment Agreement”). The Jones Employment Agreement provides for: (a) a base salary at an annualized rate of $700,000 per year; (b) a cash retention award of $1,800,000 in lieu of certain change of control payments otherwise due under Mr. Jones’ previous employment agreement with Heritage and Heritage Bank, with such retention award to vest in two equal installments on each of January 1, 2027 and January 1, 2028, subject to Mr. Jones’ continued employment through the applicable vesting date; (c) a short-term housing allowance, airfare reimbursement and a rental vehicle to support Mr. Jones’ temporary relocation to Ontario, California following the closing of the Mergers; (d) the grant of 20,000 shares of restricted stock and restricted stock units, split evenly between (i) 10,000 time-based restricted shares that will vest in equal increments over a three-year period and (ii) 10,000 performance-based restricted share units (at target levels) that will vest over a three-year performance period, utilizing the same performance criteria applicable to performance stock grants previously awarded to the CVBF’s other named executive officers; (e) eligibility for an annual aggregate incentive and discretionary bonus of up to 80% of Mr. Jones’ base salary, consistent with the CVBF’s applicable executive incentive compensation program, based upon (x) Mr. Jones’ individual performance and accomplishment of specified business and financial goals during each fiscal year and (y) CVBF’s overall financial performance; (f) eligibility to participate in CVBF’s deferred compensation and 401(k)/profit-sharing programs; (g) eligibility to participate in CVBF’s employee group benefit plans and programs on terms comparable to those of similarly situated employees; (h) reimbursement for monthly dues and reasonable business expenses in connection with one golf club membership and one social club membership, and (i) an automobile allowance of $1,200 per month.

Pursuant to the Jones Employment Agreement, Mr. Jones is entitled to severance compensation in the event of either (i) a termination by CVBF of Mr. Jones’ employment without cause or Mr. Jones’ resignation of employment for “good reason” (as such term is defined in the Jones Employment Agreement) or (ii) a change in control of CVBF, if Mr. Jones’ employment is terminated, either within 180 days prior to or one year after the occurrence of such change in control, by the successor corporation, or, within one year after the occurrence of such change in control by Mr. Jones for “good reason.”

In the event Mr. Jones’ employment is terminated by CVBF without cause or by Mr. Jones for “good reason,” Mr. Jones would receive one times (1x) his then-current annual base salary and one times (1x) his average annual bonus for the prior two years. In the event of any termination of Mr. Jones’ employment by CVBF or a successor company, or Mr. Jones’ resignation for “good reason,” in connection with a change in control of CVBF within the time periods specified above, Mr. Jones would receive two times (2x) his then-current annual base salary and two times (2x) his average annual bonus for the prior two years and 24 months of employer paid COBRA coverage. In addition, in the event of a change of control of CVBF, all outstanding unvested restricted stock and restricted stock units granted to Mr. Jones would accelerate.

The foregoing description of Mr. Jones’ compensation arrangements does not purport to be complete and is qualified in its entirety by reference to the Jones Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Directors to the Boards of Directors of CVBF and Citizens

Pursuant to the terms of the Merger Agreement, on March 18, 2026, the boards of directors of CVBF and Citizens approved on a prospective basis the appointments of Mr. Jones and Ms. Julianne Biagini-Komas to the boards of CVBF and Citizens. Such appointments were contingent on, and to be effective concurrent with the completion of the Mergers. In connection with the closing of the Mergers, Mr. Jones and Ms. Biagini-Komas became the directors of CVBF and Citizens on the Closing Date.

Pursuant to the Merger Agreement, certain of the former directors of Heritage (including Mr. Jones and Ms. Biagini-Komas) executed (i) a Voting and Support Agreement pursuant to which, among other things, such director agreed, in his or her capacity as a shareholder of Heritage, to vote in favor of the Merger; and (ii) a Non-Solicitation and Non-Disclosure Agreement under which the signing person agreed not to solicit the employees or customers of CVBF (or the former Heritage) and Citizens (or the former Heritage Bank) for a period of time as specified in the agreement. Such Voting and Support Agreement and Non-Solicitation and Non-Disclosure Agreement are described in further details in the Company’s Current Report on Form 8-K filed with the Commission on December 23, 2025. Other than the foregoing disclosure and the

Merger Agreement, there is no arrangement or understanding between Mr. Jones or Ms. Biagini-Komas and any other person pursuant to which Mr. Jones or Ms. Biagini-Komas was selected as a director, and there are no family relationships between Mr. Jones or Ms. Biagini-Komas and any other director, executive officer, or person nominated or chosen by the Company to become an executive officer. There are no transactions involving Mr. Jones or Ms. Biagini-Komas to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Jones will not receive any compensation for serving as a director of CVBF or Citizens. Ms. Biagini-Komas will receive compensation consistent with and as currently paid to the Company’s and Citizens’ other non-employee board members.

Mr. Jones will serve on the Balance Sheet Management Committee, the Risk Management Committee and the Trust Services Committee of the Citizens board.

Ms. Biagini-Komas most recently served as board chairperson at Heritage since May 2025 and has served on the board of Heritage since 2015. She is an experienced financial and technology executive, with more than 30 years of service in the technology and communications hardware manufacturing sectors. She served as Vice President, Finance and Human Resources of CNEX Labs, Inc., from March 2015 until her retirement in April 2021. She was also Chief Financial Officer of Quantumscape Corporation from 2011 to 2014, and, from 1994 to 2007, she held various executive finance roles at Endwave Corporation, a company previously listed on Nasdaq, including as Chief Financial Officer from 2001 to 2006. She holds a Bachelor of Science degree in Accounting from San Jose State University and a Master’s degree in Business Administration from Santa Clara University, and she is a certified public accountant.

Based on Ms. Biagini-Komas’ background, experience and qualifications, she is considered (i) an independent non-employee director under the applicable Securities and Exchange Commission and NASDAQ rules; and (ii) an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K. Ms. Biagini-Komas will serve on the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee of the CVBF board and the Balance Sheet Management Committee, Risk Management Committee and Trust Services Committee of the Citizens board.

Amendment to CVBF and Citizens Employment Agreements with Named Executive Officers

Effective as of April 17, 2026, the Company and Citizens entered into First Amendments to Employment Agreements (each, a “First Amendment” and, collectively, the “First Amendments”) with each of their named executive officers: E. Allen Nicholson, Executive Vice President and Chief Financial Officer; David F. Farnsworth, Executive Vice President and Chief Credit Officer; David C. Harvey, Executive Vice President and Chief Operating Officer; and Richard H. Wohl, Executive Vice President and General Counsel (each a “NEO,” and collectively, “NEOs”).

Pursuant to the First Amendments, and consistent with the applicable terms in the Jones Employment Agreement, the employment arrangements for each NEO were amended to provide severance benefits in the event of (i) a termination by CVBF or Citizens of such NEO’s employment without cause or, (ii) such NEO’s resignation of employment for “good reason” (as such term is defined in their respective Employment Agreement). In either such event, the affected NEO would receive one times (1x) the NEO’s then-current base salary and one times (1x) the NEO’s average annual bonus for the two preceding years.

The foregoing summary of the First Amendments does not purport to be complete and is qualified in its entirety by reference to the First Amendment, the form of which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 17, 2026, CVBF issued a press release announcing the closing of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

The financial statements of Heritage required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization and Merger by and between CVB Financial Corp. and Heritage Commerce Corp, dated as of December 17, 2025 (incorporated by reference to Exhibit 2.1 to CVBF’s Form 8-K, filed with the SEC on December 23, 2025).

10.1	Employment Agreement by and among CVB Financial Corp., Citizens Business Bank, National Association and R. Clay Jones, effective April 17, 2026.

10.2	Form of First Amendment to Employment Agreement by and among CVB Financial Corp. and Citizens Business Bank, National Association, on the one hand, and each of E. Allen Nicholson, David F. Farnsworth, David C. Harvey, and Richard H. Wohl, respectively, on the other hand, effective April 17, 2026.

99.1	Press Release, dated April 17, 2026, announcing the completion of the mergers of Heritage Commerce Corp and Heritage Bank of Commerce with and into CVB Financial Corp, and Citizens Business Bank, National Association, respectively.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.

Date: April 21, 2026	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer